EXHIBIT 10.94

Chelsey Finance, LLC

110 East 59th Street

New York, NY 10016

March 6, 2007

Hanover Direct, Inc.

1500 Harbor Boulevard

Weehawken, NJ 07086

Re: Loan and Security Agreement, dated as of July 8, 2004, as amended (as amended, the “Loan Agreement”)

Gentlemen:

We refer to the Loan Agreement. All terms not otherwise defined herein shall have the same meaning as in the Loan Agreement.

You have requested and we have agreed to amend the Loan Agreement to extend the end of the Term from July 8, 2007 until January 2, 2008. We are willing to do so provided the Loan Agreement is amended to include EBITDA covenants for the third and fourth quarters of 2007.

1. Extension. Section 9.1 of the Loan Agreement is hereby amended to read as follows:

This Agreement and the other Financing Agreements shall become effective as of the date hereof and this Agreement shall continue in full force and effect for a term ending on January 2, 2008 (the “Term”).

2. EBITDA Covenants. Section 6.28 (d) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

(d) Hanover and its Subsidiaries shall not, as to any fiscal quarter during the fiscal year 2007 of Hanover and its Subsidiaries, permit EBITDA of Hanover and its Subsidiaries commencing on the first day of such fiscal year and ending on the last day of the applicable fiscal quarter set forth below on a cumulative YTD basis to be less than the respective amount set forth below opposite such fiscal quarter end YTD period:

Fiscal Quarter End YTD Periods for Fiscal Year 2007	Cumulative Minimum EBITDA
(i) December 31, 2006 through March 31, 2007	($1,100,000)
(ii) December 31, 2006 through June 30, 2007	$900,000
(iii) December 31, 2006 through September 29, 2007	$1,800,000
(iv) December 31, 2006 through December 29, 2007	$4,700,000

Hanover Direct, Inc.

March 6, 2007

3. No Further Amendments. In all respects, the Loan Agreement shall remain in full force and effect.

If the foregoing correctly reflects your agreement with the matter provided for above, please sign below and return a fully executed copy to my attention.

Very truly yours,
CHELSEY FINANCE, LLC

By /s/ William Wachtel
William Wachtel, Manager

AGREED TO:

HANOVER DIRECT, INC.

By: /s/ Wayne Garten

Wayne Garten,
President & Chief Executive Officer